Exhibit 99.1

DIRECTORS

RESOLUTIONS OF

ECCO AUTO WORLD CORPORATION.

(the “Company”)

WHEREAS:

A.	Jason Wong Chee Hon has consented to step down as Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and as a Member of the Board of Directors of the Company.

B.	Woo Shuk Fong has consented to step down as a Member of the Board of Directors of the Company.

C.	Koh Khee Fong has consented to step down as a Member of the Board of Directors of the Company.

D.	Koh Kok Wei has consented to step down as a Member of the Board of Directors of the Company.

E.	Josan Yeo Hung Kwang has consented to step down as a Member of the Board of Directors of the Company.

F.	Chai Kok Leong has consented to act as the new President, CEO, CFO, Treasurer, Secretary, and Chairman of the Board of Directors of the Company.

BE IT RESOLVED THAT:

G.	Jason Wong Chee Hon stepped down as Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and as a Member of the Board of Directors of the Company.

H.	Woo Shuk Fong stepped down as a Member of the Board of Directors of the Company.

I.	Koh Khee Fong stepped down as a Member of the Board of Directors of the Company.

J.	Koh Kok Wei stepped down as a Member of the Board of Directors of the Company.

K.	Josan Yeo Hung Kwang stepped down as a Member of the Board of Directors of the Company.

L.	Chai Kok Leong shall act as the new President, CEO, CFO, Treasurer, Secretary, and Chairman of the Board of Directors of the Company.

Effective date: February 27, 202

/s/ Jason Wong Chee
Jason Wong Chee

/s/ Woo Shuk Fong
Woo Shuk Fong

/s/ Koh Khee Fong
Koh Khee Fong

/s/ Koh Kok Wei
Koh Kok Wei

/s/ Josan Yeo Hung Kwang
Josan Yeo Hung Kwang

/s/ Chai Kok Leong
Chai Kok Leong